UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2015

Blue Earth, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-148346 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (702) 263-1808

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On July 17, 2015, Blue Earth, Inc. (the "Company") held its Annual Meeting of Shareholders (the "Meeting"). The following matters were submitted to a vote of the Company's shareholders at the Meeting: (i) the election of seven (7) directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified; (ii) ratification of the issuance and sale of 10 million shares of common stock to Jackson Investment Group, LLC on November 25, 2014; (iii) approval of the issuance of restricted shares of common stock to the independent directors of the Company; and (iv) increase the number of authorized shares under the Blue Earth 2009 Equity Incentive Plan.

At the Meeting, a total of 52,802,980 (56.2%) shares of common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 93,927,536 shares of Common Stock and Common Stock equivalents entitled to vote at the Meeting.  Set forth below is the final number of votes cast for, against, withheld and abstentions, as to each matter.  There were no broker non-votes.

1.  Election of a Board of seven (7) directors:

Nominees	For	Withheld
Laird Q. Cagan	49,378,486	495,388
Johnny R. Thomas	48,291,508	1,592,366
Robert Potts	46,288,268	3,585,606
Gov. Bill Richardson	48,177,582	1,696,292
James A. Kelly	48,346,113	1,527,761
Michael W. Allman	48,376,773	1,497,101
Alan P. Krusi	47,399,479	2,474,395

2.  Ratification of sale of stock to Jackson Investment Group, LLC.

For	Against	Abstained
49,186,876	645,394	44,604

3.  Issuance of restricted stock to independent directors.

For	Against	Abstained
48,595,033	1,236,927	44,914

4.  Increase authorized shares under 2009 Equity Incentive Plan.

For	Against	Abstained
47,591,571	2,231,814	53,489

The Company is furnishing a slide presentation titled “Operations Update Report,” which was presented at the above-described meeting.  The Company does not intend for Exhibit 99.1 to be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference into the filings under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(a)  Exhibits

Exhibit No.	Description

99.1	Operations Update Report dated July 17, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2015	Blue Earth, Inc.

By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas Title: CEO

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